Exhibit 99.1

BridgeBio Announces Commercial Progress, Program Updates, and 2026 Milestones at the 44th Annual J.P. Morgan Healthcare Conference

- Preliminary unaudited Q4 and Full Year 2025 net Attruby® product revenue of $146.0 million and $362.4 million, respectively

- Attruby (acoramidis) is rapidly becoming the first-choice therapy for newly diagnosed ATTR-CM patients with 6,629 unique patient prescriptions written by 1,632 prescribers as of December 31, 2025, driven by differentiated clinical data and growing real-world confidence

- New TTR amlyoid depleter antibody program announced to explore the potential of ATTR-CM disease reversal; program expected to advance into the clinic between 2027 – 2028

- The interim analysis from FORTIFY, BridgeBio’s Phase 3 study of LGMD2I/R9, demonstrated broad benefit in all subgroups across α-controlled endpoints and a highly clinically meaningful and statistically significant 2.6 point benefit on NSAD relative to placebo at 12 months; based on these data, the FDA recommended orienting NDA toward traditional full approval; the Company intends to submit an NDA in first half of 2026

- Rapid increase in diagnosis of ADH1 with >1,700 unique patients identified since October 2023; BridgeBio intends to submit an NDA to the FDA based on results from CALIBRATE, the Company’s Phase 3 clinical trial of encaleret, in the first half of 2026

- Initiation of RECLAIM-HP, phase 3 trial of encaleret in chronic hypoparathyroidism, in summer 2026 subsequent to a recently completed End of Phase 2 interaction with FDA

- LPLV achieved for PROPEL 3, the registrational Phase 3 study of infigratinib for children with achondroplasia, with topline results expected by end of Q1 2026; LPI achieved for the Phase 2 portion of ACCEL 2/3, the registrational study of infigratinib for children with hypochondroplasia

- Approximately $587.5 million in cash, cash equivalents, and marketable securities as of December 31, 2025; well financed to sustain the continued acceleration of Attruby and potentially launch three additional medicines globally

PALO ALTO, Calif., January 12, 2026 (GLOBE NEWSWIRE) — BridgeBio Pharma, Inc. (Nasdaq: BBIO) (“BridgeBio” or the “Company”), a new type of biopharmaceutical company focused on genetic diseases, today provided updates on its commercial progress for Attruby (acoramidis), status of late-stage pipeline programs, and anticipated 2026 milestones. These updates were presented by co-founder and CEO, Neil Kumar, Ph.D., at the 44th Annual J.P. Morgan Healthcare Conference in San Francisco, CA on Monday, January 12 at 7:30 am PT.

“BridgeBio was built on the belief that if you start with patients, move with urgency, and stay disciplined on science and data, you can deliver transformative medicines with unprecedented results quickly, safely, and effectively,” said Dr. Kumar. “Over the past decade, we’ve built a company that proves this model. Today, we’re seeing progress widely across that decentralized model, allowing us to drive impact for several different communities and hopefully doubling the number of patients that we’re able to serve by the end of 2026.”

Webcast Information
To access the webcast of BridgeBio’s presentation, please visit the “Events & Presentations” page within the Investors section of the BridgeBio website at http://investor.bridgebio.com. A replay of the webcast will be available on the BridgeBio website for 30 days following the event.

About Attruby® (acoramidis)
INDICATION
Attruby is a transthyretin stabilizer indicated for the treatment of the cardiomyopathy of wild-type or variant transthyretin-mediated amyloidosis (ATTR-CM) in adults to reduce cardiovascular death and cardiovascular-related hospitalization.

IMPORTANT SAFETY INFORMATION
Adverse Reactions
Diarrhea (11.6% vs 7.6%) and upper abdominal pain (5.5% vs 1.4%) were reported in patients treated with Attruby versus placebo, respectively. The majority of these adverse reactions were mild and resolved without drug discontinuation. Discontinuation rates due to adverse events were similar between patients treated with Attruby versus placebo (9.3% and 8.5%, respectively).

About BridgeBio Pharma, Inc.
BridgeBio Pharma, Inc. (BridgeBio; Nasdaq: BBIO) is a new type of biopharmaceutical company founded to discover, create, test, and deliver transformative medicines to treat patients who suffer from genetic diseases. BridgeBio’s pipeline of development programs ranges from early science to advanced clinical trials. BridgeBio was founded in 2015 and its team of experienced drug discoverers, developers and innovators are committed to applying advances in genetic medicine to help patients as quickly as possible. For more information visit bridgebio.com and follow us on LinkedIn, X, Facebook, Instagram, and YouTube.

BridgeBio Pharma, Inc. Forward-Looking Statements
This press release contains forward-looking statements. Statements in this press release may include statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), which are usually identified by the use of words such as “anticipates,” “believes,” “continues,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “remains,” “seeks,” “should,” “will,” and variations of such words or similar expressions. BridgeBio intends these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements, including express and implied statements relating to the Company’s preliminary and unaudited estimate of cash resources as of December 31, 2025 and the Company’s preliminary and unaudited estimate of net product revenue for the quarter and full year ended December 31, 2025; the commercial success of Attruby; the clinical timeline for the new antibody depleter program for ATTR-CM; the timing and expectations regarding the status and progress of the Company’s various clinical trials, including data readouts for these trials; expected timing for submitting New Drug Applications with the FDA for BBP-418 and encaleret; the Company’s anticipated interactions with and feedback from the FDA; and the Company’s financial position, including the Company’s anticipated funding to support the potential launch of three additional medicines globally, among others, reflect the Company’s current views about the Company’s plans, intentions, expectations and strategies, which are based on the information currently available to the Company and on assumptions the Company has made. Although the Company believes that its plans, intentions, expectations and strategies as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a number of risks, uncertainties and assumptions, including factors beyond the Company’s control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the statements. Such factors may include, but are not limited to, initial and ongoing data from the Company’s preclinical studies and clinical trials not being indicative of final data, the design and success of ongoing and planned clinical trials, future regulatory filings, approvals and/or sales, despite having ongoing and future interactions with the FDA or other regulatory agencies to discuss potential paths to registration for the Company’s product candidates, the FDA or such other regulatory agencies not agreeing with the Company’s regulatory approval strategies, components of the Company’s filings, such as clinical trial designs, conduct and methodologies, or the sufficiency of data submitted, the continuing success of the Company’s collaborations, the Company’s ability to obtain additional funding, potential volatility in the Company’s share price, the impacts of current macroeconomic and geopolitical events, including changing conditions from hostilities in Ukraine and in Israel and the Gaza Strip, increasing rates of inflation and changing interest rates, on business operations and expectations. Further information regarding the risks, uncertainties and other factors that may cause differences between the Company’s expectations and actual results is contained in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and the Company’s other filings with the U.S. Securities and Exchange Commission. Moreover, the Company operates in a very competitive and rapidly changing environment in which new risks emerge from time to time. These forward-looking statements are based upon the current expectations and beliefs of the Company’s management as of the date of this press release, and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Except as required by applicable law, BridgeBio assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

BridgeBio Media Contact:
Bubba Murarka, Executive Vice President
contact@bridgebio.com
(650)-789-8220

BridgeBio Investor Contact:
Chinmay Shukla, Senior Vice President, Strategic Finance
ir@bridgebio.com